Exhibit 10.9

ORANCO INC.

WRITTEN RESOLUTION OF SOLE DIRECTOR OF THE COMPANY

PURSUANT TO THE ARTICLE OF ASSOCIATION

APPROVAL OF RELATED PARTY TRANSACTIONS

It was noted that the following related party transactions and balances were identified and hereby approved:

As at June 30, 2022: Amount due to Mr. Yang Peng RMB104,038,668

No other related party transaction was noted as at June 30, 2022 and for the year ended June 30, 2022.

END OF MEETING

There being no further business, the meeting was declared closed.

Date: June 30, 2022

/s/ YANG PENG
YANG PENG
SOLE DIRECTOR